EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 8-K/A, of our report dated October 29, 2014, of Advance Graphene Ltd. (A Development Stage Company) relating to the financial statements as of July 31, 2014 and for the period then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com Houston, Texas October 29, 2014